UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2011

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           In connection with the elimination of the position of Group Executive Vice President, with responsibility for Information Technology, Corporate Strategy, Digital Ventures, and jcp.com, effective December 1, 2011, Thomas M. Nealon will cease to be an executive officer of J. C. Penney Company, Inc. (the “Company”).

(c)           Effective December 5, 2011, the Board of Directors of the Company has elected Michael W. Kramer, 47, as the Company’s Chief Operating Officer.  Mr. Kramer will be responsible for Finance, Investor Relations, Corporate Strategy and Information Technology.

Mr. Kramer is joining the Company from Kellwood Company, where he served as President and Chief Executive Officer since 2008.  He previously served as Executive Vice President and Chief Financial Officer of Abercrombie & Fitch Co. from 2005 to 2008.  From 2000 to 2005, Mr. Kramer was at Apple, Inc. and worked as the Chief Financial Officer of Apple Retail.  He previously held key financial leadership roles with The Limited, Pizza Hut and Einstein Noah Bagel Corporation.

Mr. Kramer and the Company entered into a letter agreement describing certain terms of his employment, including base salary, target incentive award opportunity and a long-term incentive award in the form of restricted stock units, all as further described below.  As an executive officer of the Company, Mr. Kramer will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10(ii)(ab) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, to participate in the J. C. Penney Corporation, Inc. 2011 Change in Control Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 14, 2011, to enter into an Executive Termination Pay Agreement and to receive the other benefits described in the letter agreement.

Mr. Kramer and the Company have not entered into an employment agreement.  There are no arrangements or understandings between Mr. Kramer and any other person pursuant to which he was elected as an executive officer of the Company.

Mr. Kramer’s base salary and target incentive award opportunity percentage under the J. C. Penney Corporation, Inc. 2011 Management Incentive Compensation Program are set forth below.  Mr. Kramer will also receive a grant of 750,000 restricted stock units on the date on which his employment with the Company commences, or December 5, 2011 (the “Grant Date”), which restricted stock units will vest one-third on the fourth anniversary of the Grant Date, one-third on the fifth anniversary of the Grant Date and one-third on the sixth anniversary of the Grant Date so long as he remains continuously employed by the Company through the applicable vesting date; provided, however, that such restricted stock units will pro rata vest prior to such date if the Company terminates his employment other than for cause; provided, further, that such restricted stock units will fully vest if Mr. Kramer’s employment terminates in certain cases within two years after a change in control of the Company.  In relinquishment of the value of equity awards granted by his previous employer and as an inducement to join the Company, Mr. Kramer will receive a one-time cash signing bonus of $4,000,000 less applicable taxes within 30 days after the commencement of his employment with the Company and a grant of restricted stock units on the Grant Date, which number will be determined by dividing $4,000,000 by the closing price of the Company’s common stock of 50¢ par value (the “Common Stock”) on the Grant Date.  Such restricted stock units will vest one-third on the first anniversary of the Grant Date, one-third on the second anniversary of the Grant Date and one-third on the third anniversary of the Grant Date so long as he remains continuously employed by the Company through the applicable vesting date; provided, however, that such restricted stock units will fully vest if Mr. Kramer’s employment with the Company terminates as a result of his death or disability, if the Company terminates his employment other than for cause or if Mr. Kramer terminates his employment with the Company for good reason within two years after a change in control of the Company.

Executive Officer	2011 Base Salary	2011 Target Incentive Award Opportunity (% of base salary)	2011 Time-Based Restricted Stock Units
Michael W. Kramer Chief Operating Officer	$1,000,000	90%	750,000

(e)           On November 17, 2011, the Company and Thomas M. Nealon, Group Executive Vice President of the Company, entered into a Transition Agreement (the “Agreement”) in connection with the elimination of Mr. Nealon’s position effective as of December 1, 2011.  Mr. Nealon agrees to be subject to certain restrictive covenants for a 12-month period following the termination of his employment with the Company, including with respect to confidentiality, nonsolicitation of employees, noninterference with business relations and noncompetition.  In exchange for these agreements, Mr. Nealon will receive compensation in accordance with the terms and conditions of the Agreement.  The compensation includes a lump sum cash payment of $1,771,875 and accelerated vesting of his unvested options and restricted stock units that would otherwise be forfeited as of his employment termination date.  Under the Agreement, Mr. Nealon will also continue to receive his current base salary through his employment termination date and will receive a pro-rated portion of his incentive compensation for the 2011 fiscal year, payable at the target amount of $506,250, upon his employment termination date.  Mr. Nealon will continue to be entitled to his accrued benefits under the Company’s employee benefit plans and policies in which he participates.

A copy of the Agreement is filed herewith as Exhibit 10.1.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibit 10.1	Transition Agreement dated as of November 17, 2011 between J. C. Penney Company, Inc. and Thomas M. Nealon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  November 17, 2011

EXHIBIT INDEX

Exhibit Number                        Description

10.1	Transition Agreement dated as of November 17, 2011 between J. C. Penney Company, Inc. and Thomas M. Nealon